    As filed with the Securities and Exchange Commission on November 16, 2001
                                                 REGISTRATION STATEMENT NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  DIGITAS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                                       04-3494311
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              THE PRUDENTIAL TOWER
                               800 BOYLSTON STREET
                           BOSTON, MASSACHUSETTS 02199
                                 (617) 867-1000


(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                DIGITAS INC. 2000 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                THOMAS M. LEMBERG
                                 GENERAL COUNSEL
                                  DIGITAS INC.
                              THE PRUDENTIAL TOWER
                               800 BOYLSTON STREET
                           BOSTON, MASSACHUSETTS 02199
                                 (617) 867-1000

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------

                                  WITH COPY TO:
                              STUART M. CABLE, P.C.
                              ANDREW F. VILES, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                              (617) 523-1231 (FAX)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
  Title of Securities Being        Amount to be     Proposed Maximum Offering       Proposed Maximum          Amount of
          Registered              Registered (1)        Price Per Share (2)     Aggregate Offering Price   Registration Fee
-----------------------------   ------------------ --------------------------   ------------------------- ------------------
 Common Stock, par value $.01    15,000,000 shares            $2.30                 $34,500,000.00             $8,625.00
          per share
============================================================================================================================

(1) Additional shares available for issuance under the Digitas Inc. 2000 Stock Option and Incentive Plan, as amended (the "Plan"); plus such indeterminate number of additional shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act" ), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sale price for Digitas, Inc.'s Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on November 14, 2001.
===============================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Digitas Inc. (the "Registrant") which may be issued under the Digitas Inc. Stock Option and Incentive Plan, as amended (the "Plan"). The Registrant filed with the Securities and Exchange Commission on June 29, 2000 a Registration Statement on Form S-8, File No. 333-40462, covering 8,251,263 shares of the Common Stock which may be issued pursuant to the Plan. This Registration Statement covers up to 15,000,000 additional shares of the Common Stock which may be issued pursuant to the Plan.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Pursuant to General Instruction E to Form S-8, Digitas Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 333-40462), filed with the Securities and Exchange Commission (the "Commission") on June 29, 2000. This Registration Statement is being filed to register an additional 15,000,000 shares of the Registrant's Common Stock subject to issuance under the 2000 Stock Option and Incentive Plan, as amended May 10, 2001.



Item 8. EXHIBITS.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT

  *4.1    Digitas Inc. 2000 Stock Option and Incentive Plan dated
          February 18, 2000.
   5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
  23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
  23.2    Consent of Arthur Andersen LLP.
  23.3    Consent of PricewaterhouseCoopers LLP.
  24.1 Powers of Attorney (included in the signature page to this Registration Statement).
  99.1    Digitas Inc. 2000 Stock Option and Incentive Plan as amended
          May 10, 2001.


     *Incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Digitas Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on November 15, 2001.


                                       DIGITAS INC.



                                       By:  /s/ DAVID W. KENNY
                                          ---------------------
                                          David W. Kenny
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Thomas M. Lemberg and Jeffrey J. Cote such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                                                 TITLE                              DATE
/s/ DAVID W. KENNY                            Chairman and CEO                          November 15, 2001
------------------------------------------    (Principal Executive Officer)
David W. Kenny


 /s/ JEFFREY J. COTE                          Chief Financial and Accounting Officer    November 15, 2001
------------------------------------------    (Principal Financial and Accounting
Jeffrey J. Cote                               Officer)


/s/ GREGOR BAILAR                             Director                                  November 15, 2001
------------------------------------------
Gregor Bailar


/s/ MICHAEL E. BRONNER                        Director                                  November 15, 2001
------------------------------------------
Michael E. Bronner

/s/ JOHN L. BUNCE, JR.                        Director                                  November 15, 2001
------------------------------------------
John L. Bunce, Jr.


/s/ ORIT GADIESH                              Director                                  November 15, 2001
------------------------------------------
Orit Gadiesh


/s/ PHILIP U. HAMMARSKJOLD                    Director                                  November 15, 2001
------------------------------------------
Philip U. Hammarskjold


/s/ PATRICK J. HEALY                          Director                                  November 15, 2001
------------------------------------------
Patrick J. Healy


/s/ ARTHUR KERN                               Director                                  November 15, 2001
------------------------------------------
Arthur Kern

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
  *4.1          Digitas Inc. 2000 Stock Option and Incentive Plan dated
                February 18, 2000.
   5.1          Opinion of Goodwin Procter LLP as to the legality of the
                securities being registered.
  23.1          Consent of Counsel (included in Exhibit 5.1 hereto).
  23.2          Consent of Arthur Andersen LLP.
  23.3          Consent of PricewaterhouseCoopers LLP.
  24.1          Powers of Attorney (included in the signature page of this
                Registration Statement).
  99.1          Digitas Inc. 2000 Stock Option and Incentive Plan as amended
                May 10, 2001.


     *Incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.